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                                                                   Exhibit 5.1

                                   ----------
                        TESTA, HURWITZ & THIBEAULT, LLP
                                   ----------
                                ATTORNEYS AT LAW

                       HIGH STREET TOWER, 125 HIGH STREET
OFFICE  (617) 248-7000     BOSTON, MASSACHUSETTS 02110      FAX  (617) 248-7100

                                                September 9, 1998

SystemSoft Corporation
2 Vision Drive
Natick, Massachusetts 01760

          Re:  Registration Statement on Form S-8 Relating to the
               1994 Omnibus Stock Plan, Other Employee Benefit Plan and Amended and Restated 1994 Employee Stock Purchase Plan
               --------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by SystemSoft Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 2,100,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its shareholders and Board of Directors. We have examined original or certified copies of the Company's Second Restated Certificate of Incorporation, as amended, the Company's Restated By-Laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the 1994 Omnibus Stock Plan (the "Plan"), that certain Amended and Restated Non-Qualified Stock Option Agreement dated as of February 20, 1998 (the "Agreement"), between the Company and Deborah M. Besemer or that certain Amended and Restated 1994 Employee Stock Purchase Plan ("Purchase Plan") will be, upon receipt of the consideration provided for in the Plan, the Agreement or the Purchase Plan, as the case may be, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan, Agreement or Purchase Plan, as the case may be.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                               Very truly yours,


                                               TESTA, HURWITZ & THIBEAULT, LLP